DELTA MILLS, INC.
                                    As Issuer

                           DELTA MILLS MARKETING, INC.
                                  As Guarantor

                              THE BANK OF NEW YORK
                                   As Trustee




                                  $150,000,000

                              SERIES A AND SERIES B

                            9% SENIOR NOTES DUE 2007





                                 AMENDMENT NO. 1
                          Dated as of December 30, 1997

                                       to

                                    INDENTURE
                           Dated as of August 25, 1997
                                (The "Indenture")

                                   [PG NUMBER]

         This AMENDMENT NO. 1 to the INDENTURE is entered into as of this 30th day of December, 1997, among Delta Mills, Inc., a Delaware corporation (the "Company"), Delta Mills Marketing, Inc., a Delaware corporation (together with all other persons who execute a Subsidiary Guarantee pursuant to the terms of the Indenture, the "Guarantor(s)") and the Bank of New York, as trustee (the "Trustee").

         All capitalized terms contained herein and not otherwise defined herein have the same meaning as such capitalized terms as defined in the Indenture unless the context herein requires otherwise.

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9% Series A Senior Notes due 2007 (the "Series A Notes") and the 9% Series B Senior Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

         WHEREAS a second right parenthesis was inadvertently added by scrivener's error immediately after the phrase "excluding business interruption insurance" in the definition of the term "Asset Sale" under Section 1.01 of the Indenture;

         WHEREAS a right parenthesis was inadvertently omitted by scrivener's error from between the words "... the granting of any Lien" and ", in each case, in one or a series ..." in the definition of the term "Asset Sale" under Section
1.01 of the Indenture;

         WHEREAS Section 9.01(a) of the Indenture permits the Company, the Guarantors and the Trustee to amend the Indenture by the process stated therein without the consent of any Holder of a Note to cure any ambiguity, defect or inconsistency in the Indenture;

         WHEREAS the Company, the Guarantors and the Trustee believe it is in the interest of all Holders of Notes and the Company, the Guarantors and the Trustee to correct the error in the definition of the term "Asset Sale" under
Section 1.01 of the Indenture as described above;

         NOW THEREFORE, the definition of "Asset Sale" contained in Section 1.01 of the Indenture is amended to exclude the second right parenthesis immediately following the phrase "excluding business interruption insurance" and to include a right parenthesis between the words "... the granting of any Lien" and ", in each case, in one or a series ..." so that the definition of "Asset Sale" in its entirety reads as follows:

                           "Asset Sale" means the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback and the receipt of proceeds of insurance (excluding business interruption insurance) paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, but excluding the granting of any Lien), in each case, in one or a series of related transactions (a) that have a fair market value in excess of $1,000,000 or (b) yield Net Proceeds in excess of $1,000,000. Notwithstanding the foregoing, the term "Asset Sale" shall not include
         (i) any sale, lease, conveyance or other disposition that constitutes a Restricted Payment or an Investment permitted to be made under the Indenture, (ii) any transaction governed by Section 5.01, (iii) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business, (iv) the transfer of assets by the Company to a Wholly-Owned Subsidiary of the Company (other than a Receivables Subsidiary) or by a Wholly-Owned Subsidiary of the Company (other than a Receivables Subsidiary) to the Company or another Wholly-Owned Subsidiary of the Company (other than a Receivables
         Subsidiary),  (v)  the  sale  or  other  disposition  of  cash  or Cash
         Equivalents, or (vi) the sale of accounts receivables and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary, in each case, in connection with a Qualified Receivables Transaction.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above.


DELTA MILLS, INC.


By:      /s/ Bettis C. Rainsford
    ------------------------------------------------------------------------
         Bettis C. Rainsford
         Executive Vice President, Chief Financial
              Officer and Treasurer



DELTA MILLS MARKETING, INC.


By:      /s/ Bettis C. Rainsford
    ------------------------------------------------------------------------
         Bettis C. Rainsford
         Executive Vice President, Chief Financial
              Officer and Treasurer



THE BANK OF NEW YORK,
as Trustee


By:      /s/
    -----------------------------------------------------------------------
         Name:
         Title:

                                DELTA MILLS, INC.
                RESOLUTIONS OF THE BOARD OF DIRECTORS AUTHORIZING
                           ENTRY OF DELTA MILLS, INC.
                              INTO AMENDMENT NO. 1
                          TO THE INDENTURE BY AND AMONG
                                DELTA MILLS, INC,
                         DELTA MILLS MARKETING, INC. AND
                              THE BANK OF NEW YORK
                           DATED AS OF AUGUST 25, 1997


         The members of the Board of Directors (the "Board") of Delta Mills, Inc., a Delaware corporation (the "Company"), do hereby adopt the following resolutions of the Board by unanimous written consent, waiving any and all requirements of meeting or notice with respect thereto. All capitalized terms contained herein and not otherwise defined herein shall have the same meaning as such capitalized terms as defined in the Indenture (as defined below) unless the context herein requires otherwise.

         WHEREAS a second right parenthesis was inadvertently added by scrivener's error immediately after the phrase "excluding business interruption insurance" in the definition of the term "Asset Sale" under Section 1.01 of the Indenture by and among the Company, Delta Mills Marketing, Inc. (together with all other persons who execute a Subsidiary Guarantee pursuant to the terms of the Indenture (as defined below), the "Guarantor(s)"), and the Bank of New York as trustee (the "Trustee"), dated August 25, 1997 (the "Indenture");

         WHEREAS a right parenthesis was inadvertently omitted by scrivener's error from between the words "... the granting of any Lien" and ", in each case, in one or a series ..." in the definition of the term "Asset Sale" under Section
1.01 of the Indenture;

         WHEREAS Section 9.01(a) of the Indenture permits the Company, the Guarantors and the Trustee to amend the Indenture by the process stated therein without the consent of any Holder of a Note to cure any ambiguity, defect or inconsistency in the Indenture;

         WHEREAS the Company believes it is in the interest of all Holders of Notes and the Company, the Guarantors and the Trustee to correct the error in the definition of the term "Asset Sale" under Section 1.01 of the Indenture as described above;

         NOW THEREFORE BE IT RESOLVED as follows:

         RESOLVED to approve of the entry of the Company into Amendment No. 1 to the Indenture (the "Amendment No. 1"), a copy of which is attached hereto as Exhibit A.

         RESOLVED, that the officers of the Company, and any of them, be, and they hereby are, authorized in the name and on behalf of the Company, to take any and all action, in conjunction with the same officers of Delta Mills Marketing, Inc., which they, he or she may deem necessary or advisable in order to effect the entry of the Company into the Amendment No. 1.

         ADOPTED as of ____________, 1997.


DELTA MILLS, INC.
BOARD OF DIRECTORS



/s/ C. C. Guy                                    /s/ E. Erwin Maddrey, II
-----------------------                          ----------------------------
C. C. Guy                                        E. Erwin Maddrey, II


/s/ Buck A. Mickel                               /s/ Bettis C. Rainsford
-----------------------                          -----------------------------
Buck A. Mickel                                   Bettis C. Rainsford